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                                                                                                            EXHIBIT 21

                                             SUBSIDIARIES OF THE REGISTRANT


                                                                                     Percentage             State
                                                                                         of           Of Incorporation
          Parent                                   Subsidiary                         Ownership        or Organization
          ------                                   ----------                         ---------        ---------------
PennFed Financial Services, Inc.            Penn Federal Savings Bank                     100%         United States

PennFed Financial Services, Inc.            PennFed Capital Trust I                       100%         Delaware

Penn Federal Savings Bank                   Penn Savings Insurance Agency                 100%         New Jersey

Penn Federal Savings Bank                   Ferry Development Holding Co.                 100%         Delaware

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The financial  statements of the Registrant are  consolidated  with those of its subsidiaries.